 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of principal executive offices)	(Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2018, Advance Auto Parts, Inc. (the “Company”) issued a press release setting forth its financial results for its third quarter ended October 6, 2018. The press release is furnished as Exhibit 99.1 to the Report and is hereby incorporated by reference in this Item 2.02.

With the exception of the information contained in Item 5.02, the information and exhibit contained in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2018, the Board of Directors (the “Board”) of Advance Auto Parts, Inc. (the “Company”) appointed Nigel Travis to become an independent director of the Company, effective August 9, 2018, which was reported by the Company on a Form 8-K filed with the Securities and Exchange Commission (the “Original Form 8-K”) on August 13, 2018. On November 6, 2018 (i) the Board designated Mr. Travis to serve on the Audit Committee of the Board as an Audit Committee Financial Expert and (ii) in connection with the resignation of Reuben E. Slone as a director of the Company effective October 3, 2018, the size of Board was decreased from 11 members to 10.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release, dated November 13, 2018, issued by Advance Auto Parts, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: November 13, 2018	/s/ Jeffrey W. Shepherd
(Signature)
Jeffrey W. Shepherd
Executive Vice President, Chief Financial Officer, Controller and Chief Accounting Officer